CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement No. 333-43174 on Form S-8 of DutchFork Bancshares, Inc. of our report dated November 3, 2000, relating to the consolidated balance sheet of DutchFork Bancshares, Inc. as of September 30, 2000, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity, and cash flows for the two year period then ended.

                                              /s/ Clifton D. Bodiford, CPA
                                              --------------------------------
                                              Clifton D. Bodiford, CPA



Columbia, South Carolina
December 27, 2000